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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nuvelo, Inc. of our report dated February 13, 2002, except for Note 20, as to which the date is November 25, 2002, relating to the financial statements of Variagenics, Inc., which report is incorporated by reference to the Current Report on Form 8-K/A of Nuvelo, Inc. filed with the Securities and Exchange Commission on February 14, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

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Boston, Massachusetts
February 14, 2003